UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2026

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Cambridgepark Drive Cambridge, MA	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this Current Report on Form 8-K (this “Current Report”), on July 8, 2026, Seres Therapeutics, Inc. (the “Company”) reconvened its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which had been adjourned from June 9, 2026 due to a lack of quorum. At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Seres Therapeutics, Inc. 2025 Incentive Award Plan (the “2025 Plan”) to increase the number of shares of the Company’s common stock available for issuance under the 2025 Plan by 900,000 shares. The amendment and restatement of the 2025 Plan was approved by the Company’s Board of Directors on April 22, 2026, subject to and effective upon stockholder approval of the amendment and restatement of the 2025 Plan at the Annual Meeting.

The terms and conditions of the 2025 Plan, as amended and restated, are described in the section entitled “Proposal 4 — Approval of the Amendment and Restatement of the Seres Therapeutics, Inc. 2025 Incentive Award Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2026 (the “Definitive Proxy Statement”). The foregoing description of the 2025 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2025 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 8, 2026, at the Annual Meeting, a total of 4,985,176 shares of the Company’s common stock were represented in person or by proxy at the meeting, representing approximately 51.75% of the Company’s outstanding Common Stock as of the April 13, 2026 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement.

Item 1 - Election of three Class II directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Stephen A. Berenson	3,690,033	426,428	868,715
Claire M. Fraser, Ph.D.	3,825,690	290,771	868,715
Richard N. Kender	3,824,452	292,009	868,715

Item 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
4,542,915	267,601	174,660	0

Item 3 - Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
3,374,813	620,353	121,295	868,715

Item 4 - Approval of an amendment and restatement of the Seres Therapeutics, Inc. 2025 Plan to increase the number of shares available for issuance under the plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
3,438,763	597,484	80,214	868,715

Item 5 - Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes at the time of the Annual Meeting to approve Proposal 4.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
3,299,526	741,254	75,681	868,715

Based on the foregoing votes, the director nominees listed in Item 1 were elected and Items 2 through 5 were approved. Although Item 5 was approved, an adjournment of the Annual Meeting was not necessary because the Company’s stockholders approved Proposal 4.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Seres Therapeutics, Inc. 2025 Incentive Award Plan (as amended and restated).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: July 8, 2026	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Executive Vice President and Chief Legal Officer